                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 1, 2002

                             THE JOHN NUVEEN COMPANY
               (Exact Name of Registrant as Specified in Charter)

               Delaware                           1-11123                                   36-3817266
    (State or Other Jurisdiction of          (Commission File      (I.R.S. Employer Identification No.)
            Incorporation)                        Number)

333 West Wacker Drive, Chicago, Illinois                                                          60606
(Address of Principal Executive Offices)                                                     (Zip Code)


       Registrant's telephone number, including area code: (312) 917-7700

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

         On August 1, 2002, The John Nuveen Company (the "Company") acquired all of the outstanding equity interests of NWQ Investment Management Company, Inc. ("NWQ"), a value-oriented institutional equity management firm with approximately $7 billion of assets under management as of June 30, 2002. The acquisition was completed pursuant to the terms of a Stock Purchase Agreement (as amended, the "Purchase Agreement"), dated as of May 28, 2002, by and among NWQ, the Company and Old Mutual (US) Holdings Inc., the sole stockholder of NWQ ("Old Mutual US"). The cash consideration to be paid by the Company to Old Mutual for the acquisition is $140 million, including $120 million paid at the closing and up to an additional $20 million payable over five years, which can be offset by fees paid to Old Mutual US affiliates under a strategic alliance agreement entered into by the Company and Old Mutual US. Funding for the purchase price was provided through a combination of available cash and borrowings under a credit facility between the Company and The St. Paul Companies. The St. Paul Companies owned approximately 78% of the outstanding voting securities of the Company as of June 30, 2002.

         The Purchase Agreement is filed as Exhibit 2.1 hereto and is hereby incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired

         1) Audited Financial Statements of NWQ Investment Management Company

                  a)       Balance Sheet as of December 31, 2001

                  b)       Statement of Operations for the Year Ended
                           December 31, 2001

                  c) Statement of Changes in Stockholder's Equity for the Year Ended December 31, 2001

                  d)       Statement of Cash Flows for the Year Ended
                           December 31, 2001

                  e)       Notes to the Financial Statements

                  f)       Independent Auditors' Report

         2) Unaudited Interim Financial Statements of NWQ Investment Management Company, Inc.

            To be filed by amendment within 60 days of the date of this report

(b)      Pro Forma Financial Information

            To be filed by amendment within 60 days of the date of this report

(c)      Exhibits

The following exhibits are filed with this report:

        Exhibit Number                         Description

             2.1 Stock Purchase Agreement, dated as of May 28, 2002, by and among Old Mutual (US) Holdings Inc., NWQ Investment Management Company, Inc. and The John Nuveen Company.

            23.1           Independent Auditors' Consent

                       NWQ INVESTMENT MANAGEMENT COMPANY
       (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                              Financial Statements

                               December 31, 2001

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
NWQ Investment Management Company:

We have audited the accompanying balance sheet of NWQ Investment Management Company as of December 31, 2001, and the related statements of operations, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NWQ Investment Management Company as of December 31, 2001, and the results of its operations, and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                /s/ KPMG LLP


February 15, 2002

                        NWQ INVESTMENT MANAGEMENT COMPANY
        (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                                  Balance Sheet

                                December 31, 2001

                                     ASSETS
Current assets:
  Cash and cash equivalents                                           $  1,834,278
  Investment management fees receivable                                  1,773,555
  Prepaid expenses                                                         100,973
                                                                      ------------
            Total current assets                                         3,708,806
                                                                      ------------
Fixed assets, net (note 3)                                               1,215,305
Intangible assets, net (notes 8 and 10)                                 20,998,798
Other assets                                                               106,905
                                                                      ------------
            Total assets                                              $ 26,029,814
                                                                      ============
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable and accrued expenses                                 $  2,685,439
Accrued compensation                                                     3,784,936
Due to affiliates                                                          222,909
Current portion of note payable (note 5)                                   833,334
                                                                      ------------
            Total current liabilities                                    7,526,618
                                                                      ------------
Note payable (note 5)                                                   20,000,000
                                                                      ------------
            Total liabilities                                           27,526,618
                                                                      ------------
Commitments and contingencies (notes 3 and 7)
Stockholder's equity:
Common stock, par value $0.01 per share. 200,000 shares authorized,
issued, and outstanding                                                      2,000
Additional paid-in capital                                               9,425,440
Accumulated deficit                                                    (10,924,244)
                                                                      ------------
            Total stockholder's equity                                  (1,496,804)
                                                                      ------------
            Total liabilities and stockholder's equity                $ 26,029,814
                                                                      ============

See accompanying notes to financial statements.

                       NWQ INVESTMENT MANAGEMENT COMPANY
       (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                            Statement of Operations

                          Year ended December 31, 2001

Revenues:
  Investment management fees                                          $ 29,772,276
                                                                      ------------
Operating expenses:
  Compensation and related expenses                                     13,382,837
  Restructuring compensation costs (note 9)                              5,899,300
  Amortization of intangible assets (note 8)                            10,358,346
  Rent expense                                                             865,446
  Depreciation                                                             382,707
  General and administration                                             2,190,557
  Other operating expenses                                               2,378,472
                                                                      ------------
            Total operating expenses                                    35,457,665
                                                                      ------------
            Operating loss                                              (5,685,389)
Interest expense, net (note 5)                                           2,114,757
                                                                      ------------
            Net loss before taxes                                       (7,800,146)
Income tax (note 6)                                                            800
                                                                      ------------
            Net loss                                                  $ (7,800,946)
                                                                      ============

See accompanying notes to financial statements.

                       NWQ INVESTMENT MANAGEMENT COMPANY
       (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                  Statement of Changes in Stockholder's Equity

                          Year ended December 31, 2001

                                                                            TOTAL
                             COMMON       ADDITIONAL      ACCUMULATED    STOCKHOLDER'S
                              STOCK     PAID-IN CAPITAL     DEFICIT         EQUITY
                             -------    ---------------   ------------   -------------
December 31, 2000            $ 2,000       14,400,889      (3,123,298)     11,279,591
Net loss                          --               --      (7,800,946)     (7,800,946)
Capital contributions             --        2,935,476              --       2,935,476
Dividend declared and paid        --       (7,910,925)             --      (7,910,925)
                             -------       ----------     -----------      ----------
December 31, 2001            $ 2,000        9,425,440     (10,924,244)     (1,496,804)
                             =======       ==========     ===========      ==========

See accompanying notes to financial statements.

                        NWQ INVESTMENT MANAGEMENT COMPANY
        (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                             Statement of Cash Flows

                          Year ended December 31, 2001

Cash flows from operating activities:
  Net loss                                                          $ (7,800,946)
  Items not requiring cash that are included in net income:
    Amortization of cost assigned to contracts acquired               10,358,346
    Depreciation                                                         382,707
  Changes in assets and liabilities:
    Increase in investment management fees receivable                 (1,071,744)
    Decrease in prepaid expenses                                           2,616
    Decrease in receivable from Parent                                 2,500,000
    Decrease in other assets                                             100,000
    Increase in accounts payable and accrued expenses                  2,489,564
    Decrease in accrued compensation                                    (699,868)
    Decrease in due to affiliates                                         21,826
                                                                    ------------
            Net cash provided by operating activities                  6,282,501
                                                                    ------------
Cash flows from investing activities:
  Purchase of fixed assets                                              (615,930)
  Disposal of fixed assets                                                10,375
                                                                    ------------
            Net cash used in investing activities                       (605,555)
                                                                    ------------
Cash flows from financing activities:
  Decrease in note payable                                              (833,333)
  Dividend declared and paid                                          (7,910,925)
  Capital contribution                                                 2,935,476
                                                                    ------------
            Net cash used in financing activities                     (5,808,782)
                                                                    ------------
            Net decrease in cash and cash equivalents                   (131,836)
Cash and cash equivalents, beginning of year                           1,966,114
                                                                    ------------
Cash and cash equivalents, end of year                              $  1,834,278
                                                                    ============

See accompanying notes to financial statements

                        NWQ INVESTMENT MANAGEMENT COMPANY
        (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                          Notes to Financial Statements

                               December 31, 2001


(1)      ORGANIZATION AND ACQUISITION

         NWQ Investment Management Company (the Company) is a wholly owned subsidiary of Old Mutual Asset Managers (US) LLC (OMAM or the Parent) and is registered as an investment advisor under the Investment Advisors Act of 1940. The Company is a manager of domestic investment portfolios for individual, union, corporate, and endowment and foundation clients. The Company primarily specializes in the management of U.S. equities, bonds, and cash.

         As of September 30, 2000, United Asset Management Corporation, the Company's former parent, was acquired by Old Mutual plc (Old Mutual), an international financial services group based in London. This transaction was accounted for as a purchase. The accompanying financial statements have been prepared using the former parent's historical basis in the Company.

(2)      SIGNIFICANT ACCOUNTING POLICIES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts and disclosures reported in the accompanying financial statements.

         The following are significant accounting policies followed by the Company.

         (a)      CASH AND CASH EQUIVALENTS

                  The Company includes as cash equivalents, money market funds, deposits with major banks, commercial paper of companies with strong credit ratings in diversified industries and other highly liquid debt instruments with a remaining maturity of three months or less at the date of purchase. The Company manages the credit risk associated with the cash equivalents by investing only with entities with strong credit ratings. At December 31, 2001, the Company had deposits with major banks of $1,834,278, the majority of which is in a money market checking account.

         (b)      FIXED ASSETS AND DEPRECIATION

                  Furniture and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Additions and major renewals are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

         (c)      INTANGIBLE ASSETS

                  Intangible assets consists of costs assigned to contracts acquired and employment and noncompete agreements. The cost assigned to contracts acquired is amortized using the straight-line method over the estimated weighted average useful lives of specified asset management contracts. On an ongoing basis, management reviews the valuation and amortization of its intangible assets, taking into consideration any events or circumstances that might have diminished their value.

                                                                     (Continued)
                                       6

                        NWQ INVESTMENT MANAGEMENT COMPANY
        (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                          Notes to Financial Statements

                               December 31, 2001


         (d)      REVENUE RECOGNITION

                  The majority of the Company's revenues are derived from fees for investment management services provided to institutional and other clients. Investment management fees are generally a function of the overall fee rate charged to each account and the level of assets under management by the Company. Assets under management can be affected by the addition of new client accounts or client contributions to existing accounts, withdrawals of assets from or terminations of client accounts, and investment performance, which may depend on general market conditions. Any fees collected in advance are deferred and recognized as revenue over the period earned. All investment management fees receivable are expected to be collected.

         (e)      INCOME TAXES

                  The Company utilizes the asset and liability method of accounting for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than anticipated changes in the tax law or rates.

                  The net loss of the Company for tax reporting purposes is included in the consolidated federal income tax return of the Parent. The benefits of using this loss will not be paid to the Company by the Parent. Accordingly, no federal benefit related to this loss has been recorded in the accompanying financial statements. The Company's income tax expense represents minimum state income tax.

         (f)      EMPLOYEE BENEFIT PLAN

                  Eligible employees of the Company are covered under a profit sharing plan. The Company made no contributions to this plan for the year ended December 31, 2001.

(3)      FIXED ASSETS AND LEASE OBLIGATIONS

         At December 31, 2001, fixed assets consisted of the following:


         Furniture, equipment and leasehold improvements        $ 2,585,562
           Less accumulated depreciation                         (1,370,257)
                                                                -----------
                                                                $ 1,215,305
                                                                ===========


                                                                     (Continued)
                                       7

                        NWQ INVESTMENT MANAGEMENT COMPANY
        (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                          Notes to Financial Statements

                               December 31, 2001


         As of December 31, 2001, future minimum rentals under operating leases that have initial or non-cancelable lease terms in excess of one year aggregate $3,722,619 and are payable as follows:

                2002                                    $ 696,099
                2003                                      756,630
                2004                                      756,630
                2005                                      756,630
                2006                                      756,630

         Rent expense for the year ended December 31, 2001 totaled $716,790.

(4)      CAPITAL TRANSACTIONS

         During December 2001, the Board of Directors of the Company declared a dividend in the amount of $7,910,925. In accordance with the Company's policy (see note 6) and the Board's declaration, $7,910,925 of this dividend represents a return of capital.

(5)      NOTE PAYABLE

         As of December 31, 2001, the Company has $20,833,334 in a note payable outstanding with an affiliate of the Parent. The note bears interest at a fixed rate of 10.25% per annum and is payable in annual installments of $833,333 each December 31 through the maturity date of December 2, 2026. The note payable is recorded at cost which represents fair value. For the year ended December 31, 2001, the Company incurred $2,220,833 of interest expense for this note payable.

(6)      RELATED-PARTY TRANSACTIONS

         Under the terms of an agreement among the Company, revenue sharing signers (as defined in the agreement), and its Parent, the Company remits a defined portion of its revenues to its Parent. Cash so remitted is used to satisfy obligations accrued for principal and interest payments due on the note payable to an affiliate of the Parent (see note 5), management fees and intercompany tax obligations, if any, charged by the Parent and license fees charged by an affiliate of the Parent with the balance accounted for as advances to Parent. Upon formal declaration of dividends, amounts representing advances to Parent are charged to retained earnings to the extent such amounts represent the distribution of cumulative net income; any remaining amounts are accounted for as return of capital.

         In connection with the agreement, the Company remitted to its Parent $11,908,533 during 2001, which consisted of $201,083 due to an affiliate of the Parent at December 31, 2000, license fees of $657,837 charged by an affiliate of the Parent during 2001, intercompany tax obligations of $800 charged by the Parent during 2001, state taxes of $83,722, advances to the Parent of $7,910,925, and interest and principal on the note payable to an affiliate of the Parent of $2,220,833 and $833,333, respectively.

         In addition, included in "Due to affiliates" on the balance sheet is $222,909 for license fees charged to the Company by an affiliate of the Parent during 2001. The license fees are included in "Other operating expenses" in the accompanying statement of operations.


                                                                     (Continued)
                                       8

                        NWQ INVESTMENT MANAGEMENT COMPANY
        (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                          Notes to Financial Statements

                               December 31, 2001


         As the Company is a member of a group of affiliated companies, it is possible that the terms of certain of the related-party transactions are not the same as those that would result from transactions among wholly unrelated parties.

(7)      COMMITMENTS AND CONTINGENCIES

         The Company may be subject to legal proceedings and claims, which may have arisen, in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions, if any, will not materially adversely affect the results of operations or financial condition of the Company.

(8)      INTANGIBLE ASSETS

         The Company has recorded "cost assigned to contracts acquired" in connection with its acquisition by the Parent's predecessor on October 21, 1992 in a transaction accounted for as a purchase. The Parent's basis in the net assets acquired has been reflected in the accompanying financial statements. As a result, the amount of the purchase price in excess of net tangible assets acquired has been recorded as a defined intangible asset, "cost assigned to contracts acquired." The cost assigned to contracts acquired amounted to $87,917,514 at the time of acquisition, which, as of December 31, 2001, is net of $72,794,515 accumulated amortization.

         The Company entered into employment and noncompete agreements with certain employees. The cost assigned to these agreements represent the amount paid and is being amortized on a straight-line basis over the term of the agreement. The original cost assigned to these agreements amounted to $14,381,247 which as of December 31, 2001 is net of $8,505,448 accumulated amortization.

(9)      ACQUISITION AND RESTRUCTURED AGREEMENTS

         As a result of the acquisition, Old Mutual has agreed to pay $11,080,000 over the next four years in connection with the renegotiation of certain historical arrangements between the Parent and the Company (see note 6). The payments will be made to retain certain employees and will be reflected as compensation expense over the respective vesting period. For the year, the company has recognized $5,899,300 of compensation expense as a result of this historical agreement. The amount of the payment was contributed by Old Mutual to the Company in January 2001 and has been recorded as a capital contribution.

(10)     CURRENT ACCOUNTING DEVELOPMENTS

         During June 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that all business combinations consummated after June 30, 2001 be accounted for under the purchase method. Statement No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. Statement No. 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to the estimated residual values, and reviewed for impairment.

                                       9
                                                                     (Continued)

                        NWQ INVESTMENT MANAGEMENT COMPANY
        (A Wholly Owned Subsidiary of Old Mutual Asset Managers (US) LLC)

                         Notes to Financial Statements

                               December 31, 2001


         The Company will adopt the provisions of Statement No. 142 effective January 1, 2002. The Company has recorded an intangible asset, costs assigned to contracts acquired, net, that is subject to amortization under Statement No. 142. Accordingly, the adoption of Statement No. 142 will not have a material effect on the Company's consolidated financial statements.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE JOHN NUVEEN COMPANY


                                     By: /s/ Margaret E. Wilson
                                         -------------------------------------
                                         Name: Margaret E. Wilson
                                         Title: Senior Vice President, Finance

Dated:   August 14, 2002

                                  Exhibit Index

        Exhibit Number                         Description
        --------------                         -----------
             2.1           Stock Purchase Agreement, dated as of May 28, 2002,
                           by and among Old Mutual (US) Holdings Inc., NWQ
                           Investment Management Company, Inc. and The John
                           Nuveen Company.

            23.1           Independent Auditors' Consent